Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

Each of the undersigned officers of Texas Roadhouse, Inc. (the “Company”), certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

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Date: February 28, 2025	By:	/s/ Gerald L. Morgan
Gerald L. Morgan
Chief Executive Officer
(Principal Executive Officer)

Date: February 28, 2025	By:	/s/ D. Christopher Monroe
D. Christopher Monroe
Chief Financial Officer
(Principal Financial Officer)

Date: February 28, 2025	By:	/s/ Keith V. Humpich
Keith V. Humpich
Vice President of Finance
(Principal Accounting Officer)